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Exhibit 5.1

KPMG LLP
Chartered Accountants 2700-205 5 Avenue SW Calgary AB T2P 4B9	Telephone Telefax Internet	(403) 691-8000 (403) 691-8008 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada PipeLines Limited

We consent to the use of:

  •
  our audit report dated February 22, 2007 on the consolidated balance sheets of TransCanada PipeLines Limited as at December 31, 2006 and 2005 and the consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2006,

  •
  our audit report dated February 22, 2007 (except as to note 5, which is as of March 15, 2007) on the related supplemental note entitled "Restated Reconciliation to United States GAAP" as at December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006,

  •
  our comments for United States readers on Canada — United States reporting differences dated February 22, 2007, and

  •
  our audit report dated February 22, 2007 on management's assessment of the effectiveness of the internal control over financial reporting as of December 31, 2006 and the effectiveness of TransCanada PipeLines Limited's internal control over financial reporting as of December 31, 2006, each of which is incorporated by reference in the Registration Statement on Form F-9 and related base shelf prospectus of TransCanada PipeLines Limited, and to the reference to our firm under the heading "Experts" in the prospectus.

(Signed) KPMG LLP
Chartered Accountants
Calgary, Canada September 10, 2007

KPMG LLP, a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM